Exhibit 107.1
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Omada Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share ("Common Stock")	457(c) and 457(h)	2,925,997 (2)	$12.76 (3)	$37,335,721.72	$138.10 per $1,000,000	$5,156.06
Equity	Common Stock	457(c) and 457(h)	585,199 (4)	$10.85 (5)	$6,347,068.35	$138.10 per $1,000,000	$876.53
Equity	Common Stock	457(c) and 457(h)	133,745 (6)	$12.76 (3)	$1,706,586.20	$138.10 per $1,000,000	$235.68
Total Offering Amounts					$45,389,376.27		$6,268.27
Total Fee Offsets (7)							–
Net Fee Due							$6,268.27

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Omada Health, Inc. 2025 Incentive Award Plan, as may be amended from time to time (the “2025 Plan”), and the Omada Health, Inc. 2025 Employee Stock Purchase Plan, as may be amended from time to time (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)Represents shares of Common Stock that were added to the shares authorized for issuance under the 2025 Plan on January 1, 2026 pursuant to an “evergreen” provision contained in the 2025 Plan. Pursuant to such provision, the number of shares of Common Stock reserved for issuance pursuant to awards under the 2025 Plan shall be increased on the first day of each calendar year beginning on January 1, 2026 and annually thereafter ending in 2035, equal to the lesser of (a) 5% of the aggregate number of shares of all classes of the Registrant’s Common Stock outstanding on the last day of the immediately preceding fiscal year (calculated on an as-converted basis) and (b) such smaller number of shares of Common Stock as determined by the Board of Directors of the Registrant or any applicable committee thereof.
(3)Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $12.76 per share, which is the average of the high and low prices of Common Stock on March 3, 2026, as reported on the Nasdaq Global Select Market.
(4)Represents shares of Common Stock that were added to the shares authorized for issuance under the ESPP on January 1, 2026 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the ESPP shall be increased on the first day of each calendar year beginning on January 1, 2026 and annually thereafter ending in 2035, equal to the lesser of (a) 1% of the aggregate number of shares of all classes of the Registrant’s common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such number of shares as may be determined by the Board of Directors of the Registrant or any applicable committee thereof; provided, however, no more than 6,727,388 shares may be issued under the ESPP.
(5)Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $12.76 per share, which is the average of the high and low prices of Common Stock on March 3, 2026, as reported on the Nasdaq Global Select Market, multiplied by 85%. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator (each term as defined in the ESPP).
(6)Represents (a) shares of Common Stock that expired, lapsed or were terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged or settled for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited under the 2025 Plan or the Omada Health, Inc. 2011 Stock Plan (the

“Prior Plan”), and as such again became available for issuance under the 2025 Plan pursuant to its terms and (b) shares of Common Stock tendered or withheld in payment of the exercise price of an option under the 2025 Plan or the Prior Plan, tendered or withheld to satisfy any tax withholding obligation with respect to an award under the 2025 Plan or the Prior Plan, or not issued in connection with the stock settlement of a stock appreciation right on exercise thereof, and as such again became available for issuance under the 2025 Plan pursuant to its terms.
(7)The Registrant does not have any fee offsets.